As filed with the Securities and Exchange Commission on June 6, 2023
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UBS Group AG
(Exact Name of Registrant as Specified in Its Charter)
Canton of Zurich, Switzerland	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Bahnhofstrasse 45,
8001 Zurich, Switzerland
+41 44 234 11 11
(Address and telephone number of Registrant’s principal executive offices)
Credit Suisse AG
(Exact Name of Registrant as Specified in Its Charter)
Canton of Zurich, Switzerland	13-5015677
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Paradeplatz 8,
8001 Zurich, Switzerland
+41 44 333 1111
(Address and telephone number of Registrant’s principal executive offices)
Credit Suisse (USA), Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	13-1898818
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Eleven Madison Avenue
New York, New York 10010
(212) 325-2000
(Address and telephone number of Registrant’s principal executive offices)
Barbara Nottebohm
Acting General Counsel, Investment Bank
Credit Suisse (USA), Inc.
Eleven Madison Avenue
New York, New York 10010
(212) 325-2000
(Name, address and telephone number of agent for service)

Copies to:
David Kelly
UBS Group AG
600 Washington Boulevard
Stamford, CT 06901
+1-203-719-3000
John Horsfield-Bradbury Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN, United Kingdom +44 20 7959 8900	Sebastian R. Sperber Cleary Gottlieb Steen & Hamilton LLP 2 London Wall London EC2Y 5AU, United Kingdom +44 20 7614 2200	Benjamin Leisinger Benedikt Maurenbrecher Homburger AG Prime Tower Hardstrasse 201 8005 Zurich, Switzerland +41 43 222 10 00
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
On March 19, 2023, UBS Group AG (“UBS Group AG”) and Credit Suisse Group AG (“CS Group”) entered into a merger agreement (as amended from time to time, the “merger agreement”) that provides for the acquisition of CS Group by UBS Group AG. On the terms and subject to the conditions set forth in the merger agreement and in accordance with applicable provisions of the Swiss Federal Act on Mergers, Demergers, Conversion and Transfer of Assets and Liabilities and that certain Ordinance on Additional Liquidity Assistance Loans and the Granting of Federal Default Guarantees for Liquidity Assistance Loans from the Swiss National Bank to Systemically Important Banks dated March 16, 2023 and amended by the Swiss Federal Council on March 19, 2023, CS Group will merge with and into UBS Group AG with UBS Group AG being the absorbing company that will continue to operate and CS Group being the absorbed company that will cease to exist (the “merger transaction”). Upon completion of the merger transaction, by operation of law, CS Group will be dissolved and its assets, liabilities and contracts, as well as all of its rights and obligations under such contracts, will be transferred to UBS Group AG in their entirety. In addition, prior to the date of completion of the merger transaction, CS Group, UBS Group AG, Credit Suisse AG, Credit Suisse (USA), Inc. (“Credit Suisse (USA)”) and The Bank of New York Mellon, as trustee, will enter into a second supplemental indenture to the senior indenture dated as of June 1, 2001, as amended by the first supplemental indenture dated as of March 26, 2007, under which the securities subject of this registration statement were issued by Credit Suisse (USA) and guaranteed by CS Group and Credit Suisse AG, such that UBS Group AG will expressly assume all of CS Group’s obligations as guarantor under the indenture. The completion of the merger transaction is subject to the satisfaction (or waiver by UBS Group AG) of a number of conditions as set forth in the merger agreement, and this registration statement assumes the merger transaction will be completed and that as a result UBS Group AG will become a guarantor of the securities that are the subject of this registration statement. However, there can be no assurance as to when the conditions to the merger transaction will be satisfied (or waived by UBS Group AG), or if at all, or that other events will not intervene to delay or result in the failure to complete the merger transaction. The registrants will not seek to accelerate the effectiveness of this registration statement unless and until the merger transaction is completed and UBS Group AG actually assumes CS Group’s guarantee of the securities that are the subject of this registration statement as described above.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 6, 2023
PRELIMINARY PROSPECTUS
Credit Suisse (USA), Inc.
7 1∕8% Notes due July 15, 2032
fully and unconditionally guaranteed by
UBS Group AG
and
Credit Suisse AG

Credit Suisse (USA), Inc. (“Credit Suisse (USA)”) previously issued its 7 1∕8% Notes due July 15, 2032 (the “Securities”), which are fully and unconditionally guaranteed by UBS Group AG (“UBS Group AG”) and Credit Suisse AG (“Credit Suisse”) as described in “Description of the Securities and Guarantees.” The obligations of UBS Group AG under its guarantee of the Securities are subordinated as described in this prospectus.
You should read this prospectus and any supplement carefully before you invest.
The Securities may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC, UBS Securities LLC, UBS Financial Services Inc., or any other subsidiary or affiliate of UBS Group AG. Because of this relationship, Credit Suisse Securities (USA) LLC, UBS Securities LLC and UBS Financial Services Inc. would have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. If Credit Suisse Securities (USA) LLC, UBS Securities LLC, UBS Financial Services Inc. or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of the Securities, we will conduct the offers and sales of the outstanding Securities in accordance with the applicable provisions of FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest.”
On March 19, 2023, UBS Group AG and Credit Suisse Group AG (“CS Group”) entered into a merger agreement (as amended from time to time), pursuant to which they agreed to a merger by absorption under Swiss law (Absorptionsfusion) (the “Merger”) whereby (i) CS Group would be absorbed by UBS Group AG, and (ii) effective upon registration of the Merger with the Commercial Register of the Canton of Zurich in Switzerland, CS Group would be dissolved and its assets, liabilities and contracts transferred to, and absorbed and taken over by, UBS Group AG by operation of law (Universalsukzession). The Merger was completed on            , 2023.
The Securities were issued pursuant to a senior indenture dated as of June 1, 2001 (as supplemented, the “Senior Indenture”), between Credit Suisse (USA) (formerly known as Credit Suisse First Boston (USA), Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York, as successor to The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented by (i) the first supplemental indenture dated as of March 26, 2007 (the “First Supplemental Indenture”), among CS Group, Credit Suisse (USA), Credit Suisse and the Trustee and (ii) the second supplemental indenture, dated as of            , 2023 (the “Second Supplemental Indenture”), among UBS Group AG, CS Group, Credit Suisse, Credit Suisse (USA) and the Trustee. Pursuant to the Second Supplemental Indenture, effective upon completion of the Merger, UBS Group AG expressly assumed all of CS Group’s obligations as guarantor under the Senior Indenture.
Investing in the Securities involves risks. See the risk factors set out under “Risk Factors” in Part I, Item 3D of the UBS Group AG Annual Report on Form 20-F for the financial year ended December 31, 2022, “Risk Factors” in the UBS Group AG registration statement (as most recently amended) on Form F-4 relating to the Merger filed on June 6, 2023, and “Risk Factors” in Part I, Item 3D of the CS Group and Credit Suisse combined Annual Report on Form 20-F for the financial year ended December 31, 2022, which are incorporated in this prospectus by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The Securities are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. The Securities do not have the benefit of any agency or governmental guarantee.
This prospectus may be used by UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS Group AG in connection with offers and sales of the outstanding Securities in market-making transactions. In a market-making transaction, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS Group AG may resell a Security it acquires from other holders, after the original offering and sale of the Security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS Group AG may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS Group AG may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.
The date of this prospectus is            , 2023.

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. AT THE DATE OF THIS PROSPECTUS, WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION OTHERS MAY GIVE YOU. WE ARE NOT CONDUCTING MARKET-MAKING ACTIVITIES IN ANY JURISDICTION WHERE SUCH MARKET-MAKING ACTIVITIES ARE NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. This prospectus is intended to describe certain outstanding securities issued by Credit Suisse (USA) and guaranteed by UBS Group AG and Credit Suisse. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus may be used by UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS Group AG in connection with offers and sales of the outstanding Securities in market-making transactions. In a market-making transaction, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS Group AG may resell a Security it acquires from other holders, after the original offering and sale of the Security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS Group AG may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS Group AG may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.
Unless the context otherwise requires, the terms “we,” “our,” “us,” the “UBS Group” and the “Group” refer to UBS Group AG and its consolidated subsidiaries including, for the avoidance of doubt, Credit Suisse and Credit Suisse (USA).
The UBS Group’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. The UBS Group’s financial statements are denominated in U.S. dollars. CS Group’s and Credit Suisse’s consolidated financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as “U.S. GAAP.” CS Group’s and Credit Suisse’s respective consolidated financial statements are denominated in Swiss francs, the legal tender of Switzerland. When we refer to “CHF,” we mean Swiss francs. When we refer to “USD” or “$,” we mean U.S. dollars. On June 5, 2023, the Swiss franc to U.S. dollar exchange rate was 0.90590 Swiss francs = 1 U.S. dollar.
As permitted by Rule 12h-5 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” Credit Suisse (USA) does not file reports under the Exchange Act with the SEC. In accordance with Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended, or the “Securities Act,” the financial statements for Credit Suisse (USA) have been omitted pursuant to the exception under paragraphs (a)(1) and (2) therein.
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
UBS Group AG is a holding company for financial services companies that is domiciled in Switzerland and Credit Suisse is a bank domiciled in Switzerland. Many of their respective directors and executive officers, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of their respective assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS Group AG, Credit Suisse or their respective directors and executive officers resident outside of the United States or have any of them appear in a U.S. court. We have been advised by Homburger AG, Swiss counsel to UBS Group AG and Credit Suisse that, due to the lack of reciprocal legislation between Switzerland and the United States, it may be difficult for you to enforce in Switzerland judgments obtained in U.S. courts against UBS Group AG or Credit Suisse (or any of their respective directors or executive officers resident in Switzerland). In addition, there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal or state securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION
UBS Group AG and Credit Suisse file periodic reports and other information with the SEC. Copies of the documents filed by UBS Group AG or Credit Suisse with the SEC may be obtained either on the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, or on the website of UBS Group AG or Credit Suisse at https://www.ubs.com/investors or https://www.credit-suisse.com/about-us/en/investor-relations/financial-regulatory-disclosures/sec-filings.html, respectively.
The SEC allows UBS Group AG and Credit Suisse to “incorporate by reference” the information they file with the SEC, which means that UBS Group AG and Credit Suisse can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that UBS Group AG and Credit Suisse file later with the SEC and that is incorporated by reference will automatically update and supersede this information.
UBS Group AG filed its Annual Report on Form 20-F for the financial year ended December 31, 2022 (“UBS 2022 20-F”) with the SEC on March 6, 2023. UBS Group AG is incorporating the UBS 2022 20-F by reference into this prospectus. UBS Group AG further incorporates by reference its Reports on Form 6-K dated March 20, 2023 (containing the media release entitled “UBS to acquire Credit Suisse”), March 23, 2023 (containing the risk factors relating to UBS’s plans to acquire Credit Suisse), March 29, 2023 (containing the media release entitled “The Board of Directors of UBS Group AG (UBS) announces today that it has named Sergio P. Ermotti as its new Group Chief Executive Officer, effective 5 April 2023”), April 24, 2023 (containing the media release entitled “Christian Bluhm to continue as Group Chief Risk Officer”), April 25, 2023 (containing the newly registered Articles of Association of UBS Group AG), April 25, 2023 (containing the First Quarter 2023 Report of the UBS Group), May 9, 2023 (containing the media release entitled “UBS announces new operating model and leadership team”) and June 5, 2023 (containing the media release entitled “UBS expects to complete Credit Suisse acquisition as early as 12 June 2023”), except in all instances information contained on our website or referenced in these reports via website links. UBS Group AG is incorporating by reference the following sections of its registration statement (as most recently amended) on Form F-4 relating to the Merger filed on June 6, 2023 (“UBS Form F-4”): “Risk Factors” and “Unaudited Pro Forma Condensed Combined Financial Information.”
CS Group and Credit Suisse filed their combined Annual Report on Form 20-F for the financial year ended December 31, 2022 (the “Credit Suisse 2022 20-F”) with the SEC on March 14, 2023. Credit Suisse is incorporating the Credit Suisse 2022 20-F by reference into this prospectus. Credit Suisse further incorporates by reference its Reports on Form 6-K dated March 16, 2023 (containing the media release entitled “Credit Suisse Group takes decisive action to pre-emptively strengthen liquidity and announces public tender offers for debt securities”), March 20, 2023 (containing media release entitled “Credit Suisse and UBS to Merge,” except for the quote from the Chairman of the Board of Directors), April 4, 2023 (containing the media release entitled “Credit Suisse Group AG publishes results of the 2023 Annual General Meeting”), April 24, 2023 (containing the Credit Suisse Earnings Release 1Q23) and June 6, 2023 (containing the media release entitled ‘‘Credit Suisse expects acquisition by UBS to complete as early as June 12, 2023, and corresponding delisting of Credit Suisse Group AG shares”), except in all instances information contained on Credit Suisse’s website or referenced in these reports via website links.
In addition, UBS Group AG and Credit Suisse incorporate by reference into the registration statement of which this prospectus forms a part all documents that UBS Group AG and Credit Suisse file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, only to the extent designated therein, any Reports on Form 6-K of UBS Group AG and Credit Suisse filed with, but not furnished to, the SEC by UBS Group AG and Credit Suisse after the date of the registration statement of which this prospectus forms a part and before the date the subsidiaries and affiliates of UBS Group AG stop offering Securities pursuant to this prospectus.
We will provide, upon request, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning UBS Group AG or Credit Suisse at their principal executive offices at the following address:

UBS Group AG Bahnhofstrasse 45 8001 Zurich, Switzerland Attention: Investor Relations +41 44 234 11 11	Credit Suisse AG Paradeplatz 8 8001 Zurich, Switzerland Attention: Investor Relations +41 44 333 1111
Internet:
https://www.ubs.com/investor
https://www.credit-suisse.com/about-us/en/investor-relations/financial-regulatory-disclosures/sec-filings.html
We are not incorporating the contents of our websites or any apps into this prospectus.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference contain statements that constitute “forward-looking statements,” as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995, including but not limited to management’s outlook for our financial performance, statements relating to the anticipated effect of transactions and strategic initiatives on our business and future development and goals or intentions to achieve climate, sustainability and other social objectives. Forward-looking statements can sometimes be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “potential,” “seeks,” “aims,” “projects,” “predicts,” “is optimistic,” “intends,” “plans,” “estimates,” “targets,” “anticipates,” “continues” or other comparable terms or negatives of these terms, but not all forward-looking statements include such identifying words.
Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates or expectations will be achieved and therefore, actual results may differ materially from any plans, estimates or expectations in such forward-looking statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to:
•
UBS Group AG may be unable to promptly and effectively integrate CS Group’s businesses or to achieve the cost reductions and other benefits contemplated by the Merger;

•
disruption from the Merger may make it more difficult to maintain business, contractual and operational relationships;

•
the consummation of the Merger may have a negative effect on the market price of UBS Group AG’s shares, its credit rating or its operating results;

•
the degree to which we are successful in the ongoing execution of our strategic plans, including our cost reduction and efficiency initiatives and our ability to manage our levels of risk-weighted assets (“RWA”) and leverage ratio denominator, liquidity coverage ratio and other financial resources, including changes in RWA assets and liabilities arising from higher market volatility;

•
the degree to which we are successful in implementing changes to our businesses to meet changing market, regulatory and other conditions;

•
increased inflation and interest rate volatility in major markets;

•
developments in the macroeconomic climate and in the markets in which we operate or to which we are exposed, including movements in securities prices or liquidity, credit spreads, currency exchange rates, deterioration or slow recovery in residential and commercial real estate markets, the effects of economic conditions, including increasing inflationary pressures, market developments, increasing geopolitical tensions, and changes to national trade policies on the financial position or creditworthiness of our clients and counterparties, as well as on client sentiment and levels of activity, including the COVID-19 pandemic and the measures taken to manage it, which have had and may also continue to have a significant adverse effect on global and regional economic activity, including disruptions to global supply chains and labor market displacements;

•
changes in the availability of capital and funding, including any changes in our credit spreads and credit ratings of the UBS Group, sovereign issuers, structured credit products or credit-related exposures, as well as availability and cost of funding to meet requirements for debt eligible for total loss-absorbing capacity (“TLAC”);

•
changes in central bank policies or the implementation of financial legislation and regulation in Switzerland, the United States, the United Kingdom, the European Union and other financial centers that have imposed, or resulted in, or may do so in the future, more stringent or entity-specific capital, TLAC, leverage ratio, net stable funding ratio, liquidity and funding requirements, heightened operational resilience requirements, incremental tax requirements, additional levies, limitations on permitted activities, constraints on remuneration, constraints on transfers of capital and liquidity and sharing of operational costs across the Group or other measures, and the effect these will or would have on our business activities;
•
our ability to successfully implement resolvability and related regulatory requirements and the potential need to make further changes to the legal structure or booking model of the UBS Group in response to legal and regulatory requirements, or other external developments;

•
our ability to maintain and improve its systems and controls for complying with sanctions in a timely manner and for the detection and prevention of money laundering to meet evolving regulatory requirements and expectations, in particular in current geopolitical turmoil;

•
the uncertainty arising from domestic stresses in certain major economies;

•
changes in our competitive position, including whether differences in regulatory capital and other requirements among the major financial centers adversely affect our ability to compete in certain lines of business;

•
changes in the standards of conduct applicable to our businesses that may result from new regulations or new enforcement of existing standards, including measures to impose new and enhanced duties when interacting with customers and in the execution and handling of customer transactions;

•
the liability to which we may be exposed, or possible constraints or sanctions that regulatory authorities might impose on us, due to litigation, contractual claims and regulatory investigations, including the potential for disqualification from certain businesses, potentially large fines or monetary penalties, or the loss of licenses or privileges as a result of regulatory or other governmental sanctions, as well as the effect that litigation, regulatory and similar matters have on the operational risk component of our RWA, as well as the amount of capital available for return to shareholders;

•
the effects on our business, in particular cross-border banking, of sanctions, tax or regulatory developments and of possible changes in our policies and practices; our ability to retain and attract the employees necessary to generate revenues and to manage, support and control its businesses, which may be affected by competitive factors;

•
changes in accounting or tax standards or policies, and determinations or interpretations affecting the recognition of gain or loss, the valuation of goodwill, the recognition of deferred tax assets and other matters;

•
our ability to implement new technologies and business methods, including digital services and technologies, and ability to successfully compete with both existing and new financial service providers, some of which may not be regulated to the same extent;

•
limitations on the effectiveness of our internal processes for risk management, risk control, measurement and modeling, and of financial models generally;

•
the occurrence of operational failures, such as fraud, misconduct, unauthorized trading, financial crime, cyberattacks, data leakage and systems failures, the risk of which is increased with cyberattack threats from nation states;

•
restrictions on the ability of the UBS Group to make payments or distributions, including due to restrictions on the ability of its subsidiaries to make loans or distributions, directly or indirectly, or, in the case of financial difficulties, due to the exercise by the Swiss Financial Market Supervisory Authority (FINMA) or the regulators of our operations in other countries of their broad statutory powers in relation to protective measures, restructuring and liquidation proceedings;

•
the degree to which changes in regulation, capital or legal structure, financial results or other factors may affect our ability to maintain its stated capital return objective;

•
uncertainty over the scope of actions that may be required by the UBS Group, governments and others for us to achieve goals relating to climate, environmental and social matters, as well as the evolving nature of underlying science and industry and the possibility of conflict between different governmental standards and regulatory regimes;

•
the ability of the UBS Group to access capital markets;

•
the ability of the UBS Group to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, conflict (e.g., the Russia —  Ukraine war), pandemic, security breach, cyberattack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 (coronavirus) pandemic; and

•
the effect that these or other factors or unanticipated events, including media reports and speculations, may have on our reputation and the additional consequences that this may have on our business and performance.

The sequence in which the factors above are presented is not indicative of their likelihood of occurrence or the potential magnitude of their consequences. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. We caution you not to place undue reliance on any forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference herein. Except as required by law, we assume no obligation to update or revise the information contained or incorporated by reference herein, which speaks only as of the date hereof. For additional information about factors that could cause our results to differ materially from those described in the forward-looking statements, please read and consider the risk factors set out under “Risk Factors” in Part I, Item 3D of the UBS Group 2022 20-F, “Risk Factors” in the UBS Form F-4, and “Risk Factors” in Part I, Item 3D of the Credit Suisse 2022 20-F, which are incorporated in this prospectus by reference, as well as in the reports that UBS Group AG and Credit Suisse have filed with the SEC described in the section of this prospectus entitled “Where You Can Find More Information.”

USE OF PROCEEDS
None of UBS Group AG, Credit Suisse and Credit Suisse (USA) will receive any of the proceeds from the sale of the outstanding Securities. All offers and sales of Securities will be for the accounts of the relevant subsidiaries or affiliates of UBS Group AG in connection with market-making transactions.

CAPITALIZATION AND INDEBTEDNESS
The tables below show the consolidated capitalization and indebtedness of UBS Group AG and of Credit Suisse as of December 31, 2022. You should read these tables along with UBS Group AG’s and Credit Suisse’s consolidated financial statements and other financial information, which are included in the documents incorporated by reference in this prospectus.
As of December 31, 2022 UBS Group
(in USD millions)
Debt:
Short-term debt issued(1)	65,089
Long-term debt issued(2)	123,169
Total Liabilities	188,258
Equity attributable to UBS Group AG shareholders	56,876
Equity attributable to non-controlling interests	342
Total capitalization	245,476

(1)
Short-term debt issued is composed of debt issued (reflected on the balance sheet lines Debt issued measured at amortized cost and Debt issued designated at fair value) by UBS Group AG and its subsidiaries with a remaining contractual maturity of less than one year without considering any early redemption features.

(2)
Long-term debt issued is composed of debt issued (reflected on the balance sheet lines Debt issued measured at amortized cost and Debt issued designated at fair value) by UBS Group AG and its subsidiaries with a remaining contractual maturity of more than one year without considering any early redemption features.

As of December 31, 2022 Credit Suisse
(in CHF millions)
Debt:
Short-term borrowings	14,489
Long-term debt	150,661
All other liabilities	316,413
Total Liabilities	481,563
Equity:
Shareholders’ Equity
Common shares	4,400
Additional paid-in capital	50,879
Retained earnings	7,659
Treasury shares, at cost	0
Accumulated other comprehensive income/(loss)	(15,067)
Total shareholders’ equity	47,871
Noncontrolling interests	605
Total Equity	48,476
Total capitalization and indebtedness	530,039

UBS GROUP AG
UBS Group is a leading and truly global wealth manager with focused asset management and investment banking capabilities, and the leading universal bank in Switzerland. UBS Group enables people, institutions and corporations to achieve their goals by providing financial advice and solutions. UBS Group has a capital-light, cash-generative and well-diversified business model, a strong culture, a balance sheet for all seasons, and a respected brand with over 160 years of history.
The operational structure of UBS Group is comprised of the Group Functions and four business divisions: Global Wealth Management, Personal & Corporate Banking, Asset Management and the Investment Bank. UBS Group sees joint efforts as key to its growth, both within and between business divisions. As of December 31, 2022, UBS Group employed approximately 72,500 employees (full-time equivalents) across 48 countries.
UBS Group AG is incorporated and domiciled in Switzerland as a corporation limited by shares (Aktiengesellschaft) and operates under Art. 620 et seq. of the Swiss Code of Obligations. UBS Group AG shares are currently traded on the NYSE under the ticker symbol “UBS” and on the SIX under the ticker symbol “UBSG.” UBS Group AG’s principal executive offices are located at Bahnhofstrasse 45, 8001 Zurich, Switzerland, and its telephone number is +41 44 234 11 11.
Additional information about UBS Group AG can be found on its website at https://www.ubs.com. The information contained in, or that can be accessed through, UBS Group AG’s website is not intended to be incorporated into this prospectus.

CREDIT SUISSE
Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of UBS Group AG. Credit Suisse’s registered and principal executive office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered and principal executive office is located at Paradeplatz 8, 8001 Zurich, Switzerland, and its telephone number is +41 44 333 1111.

CREDIT SUISSE (USA)
Credit Suisse (USA) is a holding company for financial services companies. Credit Suisse (USA) is an indirect wholly-owned subsidiary of UBS Group AG. Credit Suisse (USA)’s principal executive office is in New York. Credit Suisse (USA)’s principal subsidiary is Credit Suisse Securities (USA) LLC, one of UBS Group’s U.S. registered broker-dealer subsidiaries.
The principal executive offices of Credit Suisse (USA) are located at Eleven Madison Avenue, New York, New York 10010, United States, and its telephone number is (212) 325-2000.

DESCRIPTION OF THE SECURITIES AND GUARANTEES
Description of the Securities
The description of the Securities is incorporated in the registration statement of which this prospectus forms a part by reference to the section entitled “Description of Debt Securities” in the prospectus dated April 29, 2002 and the section entitled “Description of Notes” in the prospectus supplement filed by Credit Suisse (USA) with the SEC on July 16, 2002 (film no. 02703849) in connection with the initial issuance of the Securities under Registration Statement number 333-86720, as amended by Post-Effective Amendment No. 1 filed with the SEC on March 29, 2007, except for any portion of each such document that incorporates by reference Credit Suisse (USA)’s prior and future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.
Description of the Indenture
The Securities were issued pursuant to a senior indenture dated as of June 1, 2001 (as supplemented, the “Senior Indenture”), between Credit Suisse (USA) and the Trustee, as supplemented by (i) the First Supplemental Indenture dated as of March 26, 2007, among CS Group, Credit Suisse (USA), Credit Suisse and the Trustee and (ii) the Second Supplemental Indenture dated as of       , 2023, among UBS Group AG, CS Group, Credit Suisse, Credit Suisse (USA) and the Trustee.
The Senior Indenture has been qualified under the Trust Indenture Act of 1939.
The senior indenture dated as of June 1, 2001, the First Supplemental Indenture and the Second Supplemental Indenture have been filed with the SEC and are incorporated by reference in the registration statement of which this prospectus forms a part. The description of the senior indenture dated as of June 1, 2001 is incorporated in the registration statement by reference to the prospectus and prospectus supplement filed by Credit Suisse (USA) in connection with the initial issuance of the Securities. See the “Description of the Guarantees” and “Subordination of the UBS Group AG Guarantee” below for a description of the First Supplemental Indenture and the paragraph below for a description of the Second Supplemental Indenture.
The Second Supplemental Indenture provides that, in accordance with the Senior Indenture and by operation of Swiss law, effective upon completion of the Merger, UBS Group AG shall succeed to, and be substituted for, and may exercise every right and power of, CS Group under the CS Group guarantee of the Securities with the same effect as if UBS Group AG had been named as the “Group Guarantor” under the Senior Indenture, the CS Group guarantee of the Securities and the Securities. In addition, the Second Supplemental Indenture provides that, effective upon completion of the Merger, UBS Group AG (i) assumes all of CS Group’s obligations under the CS Group guarantee of the Securities and the Senior Indenture, on the terms and subject to the conditions set forth in the Second Supplemental Indenture and the Senior Indenture, and (ii) undertakes in favor of each holder of Securities to be bound by the terms and conditions of the CS Group guarantee of the Securities and the provisions of the Senior Indenture, with the same effect as if UBS Group AG had been named as the “Group Guarantor” under the Senior Indenture, the CS Group guarantee of the Securities and the Securities.
Description of the Guarantees
The Securities have been fully and unconditionally guaranteed by UBS Group AG and Credit Suisse on a several basis. If Credit Suisse (USA), for any reason, does not make a required payment in respect of the Securities when due, whether on the normal due date, on acceleration, redemption or otherwise, either or both of UBS Group AG and Credit Suisse will cause the payment to be made to or to the order of the Trustee. The UBS Group AG guarantee is on a subordinated basis as described below. The holder of a Security will be entitled to payment under the guarantees of UBS Group AG and Credit Suisse without taking any action whatsoever against Credit Suisse (USA).
The terms of the guarantees have been set forth in the First Supplemental Indenture and CS Group’s obligations under its guarantee of the Securities and under the Senior Indenture were assumed by UBS Group AG pursuant to the Second Supplemental Indenture.

Subordination of the UBS Group AG Guarantee
The discussion of subordination in this section applies only to the guarantee by UBS Group AG of the Securities.
When the term “senior indebtedness” is used in the context of this guarantee, it means:
•
any money UBS Group AG has borrowed;

•
any money borrowed by someone else where UBS Group AG has assumed or guaranteed the obligations, directly or indirectly;

•
any letters of credit and acceptances made by banks on UBS Group AG’s behalf;

•
indebtedness that UBS Group AG has incurred or assumed in connection with the acquisition of any property; and

•
all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the above.

Senior indebtedness does not include any indebtedness that is expressed to be subordinated to or on par with the UBS Group AG guarantee of the Securities or any money owed to UBS Group AG’s subsidiaries.
The Senior Indenture provides that UBS Group AG cannot:
•
make any payments of principal or interest on the Securities;

•
redeem any Securities;

•
acquire any Securities; or

•
defease any Securities;

if
•
any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by UBS Group AG; or

•
UBS Group AG has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by UBS Group AG or waived by the holders of the senior indebtedness.

If UBS Group AG is liquidated, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents for principal, premium and interest on the senior indebtedness before the holders of Securities receive any of UBS Group AG’s assets. As a result, holders of Securities may receive a smaller proportion of UBS Group AG’s assets in liquidation than holders of senior indebtedness.
Even if the subordination provisions prevent UBS Group AG from making any payment when due on the Securities or its guarantee thereof, UBS Group AG will be in default on its obligations under the Senior Indenture, if it does not make the payment when due. This means that the Trustee and the holders of the Securities can take action against UBS Group AG, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.
The Senior Indenture allows the holders of senior indebtedness to obtain specific performance of the subordination provisions from UBS Group AG.

TAXATION
United States Taxation
The following is a summary of material U.S. federal income tax considerations that may be relevant to a beneficial owner of Securities. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. For purposes of this summary, a “U.S. holder” means a beneficial owner of Securities that is a citizen or resident of the United States or a domestic corporation or a holder that is otherwise subject to U.S. federal income tax on a net income basis in respect of the Securities. A “Non-U.S. holder” means a beneficial owner of Securities that is not a U.S. holder. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Securities. In particular, the summary deals only with holders who will hold the Securities as capital assets. This summary does not address the tax treatment of holders that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, dealers in securities or currencies, tax exempt entities, financial institutions, traders in securities that elect to use the mark-to-market method of accounting for their securities, expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, persons subject to the alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, partnerships (for U.S. tax purposes) that hold the Securities or partners therein, or persons that hedge their exposure in our securities or will hold the Securities as a position in a “straddle” or “conversion” transaction or as part of a “synthetic security” or other integrated financial transaction.
This discussion does not address U.S. state, local and non-U.S. tax consequences, the Medicare tax on certain investment income or special timing rules prescribed under section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”). You should consult your tax adviser with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of our securities in your particular circumstances.
U.S. Holders
Payments or Accruals of Interest
Interest payments on the Securities will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts in accordance with your regular method of tax accounting (except that the portion of an interest payment that is allocable to the portion of your purchase price that relates to interest that accrued prior to your purchase of the Securities, which this discussion refers to as “pre-purchase accrued interest,” will not be included in income and will rather be treated as a non-taxable return of the pre-purchase accrued interest).
Purchase, Sale and Retirement of Securities
Your tax basis in the Securities generally will equal the cost of the Securities (excluding the portion of the price allocable to pre-purchase accrued interest). Your basis will increase by any amounts that you are required to include in income under the rules described below governing market discount, and will decrease by the amount of any bond premium that you previously amortized with respect to the Notes under the rules described below.
Upon the sale or maturity of the Securities, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued interest, which will be treated in the manner described above under “— Payments or Accruals of Interest”) and your tax basis in the Securities.
Except as discussed below with respect to market discount, any gain or loss that you recognize upon the sale or maturity of the Securities generally will be capital gain or loss and will be long-term capital gain or loss if you have held the Securities for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Premium
If you purchase the Securities at a cost greater than the principal amount of the Securities (excluding the portion of the price allocable to pre-purchase accrued interest), you will be considered to have purchased the Securities at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the Securities. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the Securities by the amount of the premium amortized during your holding period. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the Securities. Therefore, if you do not elect to amortize premium and you hold the Securities to maturity, you generally will be required to treat the premium as capital loss when the Securities mature.
Market Discount
If the principal amount of the Securities exceeds your purchase price for the Securities (excluding the portion of the price allocable to pre-purchase accrued interest) by more than the product of (i) 0.25%, (ii) the principal amount of the Securities and (iii) the remaining whole years to the maturity of the Securities, the Securities will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the sale or maturity of the Securities generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Securities during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the Securities. In general, market discount will be treated as accruing ratably over the term of the Securities, or, at your election, under a constant yield method.
You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the Securities as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS.
Non-U.S. Holders
Subject to the discussion below concerning backup withholding:
(a)   Payments of interest to you on the Securities will not be subject to the 30% U.S. federal withholding tax, provided that:
1.
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and are not a controlled foreign corporation related to us actually or constructively through stock ownership; and

2.
you provide a statement to the applicable withholding agent signed under penalties of perjury that includes your name and address and certify that you are a Non-U.S. holder in compliance with applicable requirements by completing an applicable Form W-8BEN or W-8BEN-E (or successor form), or otherwise satisfy documentary evidence requirements for establishing that you are a Non-U.S. holder.

Payments of interest on the Securities that do not qualify for a withholding exemption under the rules above will be subject to the 30% U.S. federal withholding tax, unless a U.S. income tax treaty applies to reduce or eliminate withholding.
(b)   You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the Securities.
Information Reporting and Backup Withholding
Information returns will be required to be filed with the IRS in connection with payments on the Securities made to certain U.S. holders. If you are a U.S. holder, you generally will not be subject to a

United States backup withholding tax (currently at a rate of 24%) on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the Securities. If you are a Non-U.S. holder, you may have to comply with certification procedures to establish that you are a Non-U.S. holder in order to avoid information reporting and backup withholding tax requirements. Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
Swiss Taxation
The following is a summary of the principal tax consequences of holding Securities for investors who are not residents of Switzerland for tax purposes and have no Swiss permanent establishment and do not conduct a Swiss-based trade or business. It does not address the tax treatment of holders of Securities who are residents of Switzerland for tax purposes or who are subject to Swiss taxes for other reasons. This summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in Securities.
Withholding Tax
Payments of interest on Securities are not subject to Swiss withholding tax, even though they are guaranteed by UBS Group and Credit Suisse, provided that the net proceeds from the issue of the Securities are used outside of Switzerland (except to the extent use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the Securities becoming subject to withholding or deduction for Swiss withholding tax as a consequence of such use of proceeds in Switzerland) and that Credit Suisse (USA) is at all times resident and managed outside Switzerland for Swiss tax purposes.
On April 3, 2020, the Swiss Federal Council published draft legislation to reform the Swiss withholding tax system for interest payments on bonds. This draft legislation provided for, among other things the replacement of the current debtor-based regime applicable to interest payments on bonds with a paying agent-based regime for Swiss withholding tax. Under such proposed paying agent-based regime, subject to certain exceptions, all interest payments on bonds made by paying agents acting out of Switzerland to individuals resident in Switzerland would have been subject to Swiss withholding tax, including any such interest payments made on bonds issued by entities organized in a jurisdiction outside Switzerland (such as Credit Suisse (USA)). Due to the negative outcome of the consultation on the draft legislation, the Swiss Federal Council submitted new draft legislation to the Swiss Parliament that provided for the abolition of Swiss withholding tax on interest payments on bonds. This legislation was accepted by the Swiss Parliament but rejected in the subsequent public referendum vote on September 25, 2022. In view of the rejection of this legislation, the Swiss Federal Council could again propose a paying agent-based regime as contemplated by the draft legislation published on April 3, 2020.
Securities Turnover Tax
Secondary market dealings in Securities with a term in excess of 12 months where a securities dealer (as defined in the Swiss Act on Stamp Duties of June 27, 1973, as amended) in Switzerland or the Principality of Liechtenstein is a party, or acts as an intermediary, to the transaction may be subject to Swiss turnover tax at a rate of up to 0.3% of such consideration paid.
International Automatic Exchange of Information in Tax Matters
Switzerland has concluded a multilateral agreement with the EU on the international automatic exchange of information (“AEOI”) in tax matters, which applies to all member states of the EU. In addition, Switzerland signed the multilateral competent authority agreement on the automatic exchange of financial account information (the “MCAA”) and a number of bilateral AEOI agreements with other countries, most of them on the basis of the MCAA. Based on these agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets held in, and income derived thereon and credited to, accounts and deposits (including Securities held in any such account or deposit) with a paying agent in Switzerland for the benefit of individuals resident in a member state of the EU or another treaty state. An up-to-date list of the AEOI agreements to which Switzerland is a party that are in effect or that have been entered into but are not yet in effect can be found on the website of the State Secretariat for International Financial Matters SIF.
Swiss Facilitation of the Implementation of FATCA
Switzerland has concluded a “Model 2” intergovernmental agreement with the U.S. to facilitate the implementation of U.S. Foreign Account Tax Compliance Act (FATCA). The agreement ensures that accounts held by U.S. persons maintaining accounts with financial assets (including Securities) held in any such accounts) with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance on the basis of the Treaty. Since it was amended in 2019, the Treaty includes a mechanism for the exchange of information in tax matters upon request between Switzerland and the United States, allowing the United States to make group requests under FATCA concerning non-consenting U.S. accounts and non-consenting non-participating foreign financial institutions for periods from June 30, 2014. Furthermore, on October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the United States regarding a “Model 1” intergovernmental agreement that would replace the existing agreement and that would result in a change from the current direct notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities. It is not yet known when negotiations will continue and, if they do, if and when any new regime would come into force.

ERISA
ERISA and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, subject to Section 4975 of the Code and (c) any entities or accounts whose underlying assets include “plan assets” by reason of the Plan Asset Regulation (as defined below) or otherwise. Each of (a), (b) and (c) is herein referred to as a “Plan.”
General Fiduciary Considerations
ERISA also imposes certain duties on persons who are fiduciaries with respect to Plans subject to ERISA. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such Plan should independently determine whether the purchase and holding of the Securities is permitted under the governing plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Further, we are not (and none of our affiliates are) providing any advice (or making any recommendations) to any Plan (or its fiduciary) in connection with its purchase and holding of the Securities.
Prohibited Transaction Considerations
Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving Plans, and certain persons, referred to as “parties in interest” under ERISA or “disqualified persons” under the Code, having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a “party in interest” or “disqualified person” with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise if the Securities are acquired by or with the assets of a Plan with respect to which one of these entities is a “party in interest” or “disqualified person,” unless such Securities are acquired pursuant to a statutory or an administrative exemption.
The acquisition of the Securities may be eligible for one of the exemptions noted below if the acquisition:
•
is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or “PTCE,” 91-38 issued by the Department of Labor;

•
is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

•
is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

•
is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor;

•
is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor; or

•
is made by a Plan with respect to which the issuing entity is a party in interest solely by virtue of it being a service provider and satisfies the requirements and conditions of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (the “Service Provider Exemption”).

Governmental Plans
Governmental plans, non-U.S. plans and certain church plans (which we refer to as “Similar Law Plans”), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code, which we refer to as “Similar Law.” Fiduciaries of any such plan should consult legal counsel regarding the purchasing and holding of the Securities.

ERISA and Similar Law Representations
Each person will, by its acquisition and holding of the Securities, be deemed to have represented and agreed that on each day from the date of acquisition of the Securities through and including the date of disposition of such Securities it either (A) is not, and is not or acting on behalf of or investing the assets of, any Plan or Similar Law Plan or (B) is eligible for the exemptive relief available under PTCE 91-38, 90-1, 84-14, 95-60 or 96-23 or the Service Provider Exemption (or, if a Similar Law Plan, similar exemption from Similar Law) with respect to the purchase, holding and disposition of the Securities to the extent it would either constitute or result in a “prohibited transaction” under ERISA or the Code (or violation of any Similar Law). Any fiduciary that proposes to cause a Plan or Similar Law Plan to acquire the Securities should consult with its counsel with respect to the potential applicability of ERISA, the Code or Similar Law to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition, holding and disposition of Securities by the purchaser are entitled to the full exemptive relief thereunder.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
This prospectus may be used by UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS Group AG in connection with offers and sales of the outstanding Securities in market-making transactions. In a market-making transaction, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS Group AG may resell a Security it acquires from other holders, after the original offering and sale of the Security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS Group AG may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS Group AG may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.
Conflicts of Interest
UBS Securities LLC, UBS Financial Services Inc. and Credit Suisse Securities (USA) LLC are indirect subsidiaries of UBS Group AG. FINRA Rule 5121 imposes certain requirements when a member of FINRA, such as UBS Securities LLC, UBS Financial Services Inc. and Credit Suisse Securities (USA) LLC, distributes an affiliated company’s securities. If UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any of our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of the outstanding Securities, they will conduct the offers and sales of the outstanding Securities in accordance with the applicable provisions of FINRA Rule 5121. In any offerings subject to FINRA Rule 5121, no underwriter will confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

LEGAL MATTERS
Certain legal matters with respect to U.S. law relating to the offering of the Securities will be passed upon for UBS Group AG by Sullivan & Cromwell LLP, London, England, UBS Group AG’s U.S. counsel. Certain legal matters with respect to U.S. law relating to the offering of the Securities will be passed upon for Credit Suisse by Cleary Gottlieb Steen & Hamilton LLP, London, England, Credit Suisse’s U.S. counsel. Certain legal matters with respect to Swiss law relating to the offering of the Securities will be passed upon for UBS Group AG and Credit Suisse by Homburger AG, Zurich, Switzerland, UBS Group AG’s and Credit Suisse’s Swiss counsel.

EXPERTS
UBS Group AG
The consolidated financial statements of UBS Group AG appearing in the UBS 2022 20-F, and the effectiveness of UBS Group’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon and included therein and incorporated herein by reference. Such consolidated financial statements and UBS Group AG management’s assessments of the effectiveness of internal control over financial reporting as of December 31, 2022 have been so incorporated in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
Credit Suisse
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) of CS Group and Credit Suisse incorporated in this prospectus by reference to the Credit Suisse 2022 20-F have been so incorporated in reliance on the reports (which contain adverse opinions on the effectiveness of CS Group’s and Credit Suisse’s internal control over financial reporting) of PricewaterhouseCoopers AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.    Indemnification of Directors and Officers
UBS Group AG and Credit Suisse
Under Swiss law, directors and senior officers acting in violation of their statutory duties, whether dealing with bona fide third parties or performing any other acts on behalf of the company, may become liable to the company, its shareholders and (in bankruptcy) its creditors for damages. The directors’ liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, such as an executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the company with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the company’s business purpose.
UBS Group AG and Credit Suisse are Swiss companies and are headquartered in Switzerland and a number of their directors and officers are residents of Switzerland and not the United States. As a result, U.S. investors may find it difficult to serve legal process on UBS Group AG, Credit Suisse or those directors and executive officers or have any of them appear in a U.S. court. Furthermore, the United States and Switzerland do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment rendered against UBS Group AG or Credit Suisse (or any of their respective directors or executive officers that are residents of Switzerland) by any U.S. federal or state court for payment would not automatically be enforceable in Switzerland and it may be difficult for you to enforce any such judgment in Switzerland against UBS Group AG or Credit Suisse (or such directors or executive officers). In addition, there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal or state securities laws of the United States.
Under Swiss law, a company may indemnify a director or officer of the company against losses and expenses (unless such losses and expenses result from a culpable breach of such director’s or officer’s fiduciary duties under Swiss law), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the company.
The Articles of Association of UBS Group AG and Credit Suisse, respectively, as well as Swiss statutory law, contain no provisions regarding the indemnification of directors and officers. According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by such employee in the execution of their duties under the employment agreement, unless the losses and expenses arise from the employee’s gross negligence or willful misconduct.
It is UBS Group AG’s and Credit Suisse’s policy to indemnify their current or former directors and/or employees against certain losses and expenses in respect of service as a director or employee of UBS Group AG or Credit Suisse, as the case may be, one of its affiliates or another entity that UBS Group AG has approved, subject to specific conditions or exclusions. UBS Group AG and Credit Suisse maintain directors’ and officers’ insurance for their directors and officers.
Credit Suisse (USA), Inc.
Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of (a) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions), (d) a director or officer for any transaction from which a director derived an improper personal benefit or (e) an officer in any action by or in the right of the corporation.
Section 145 of the DGCL empowers Credit Suisse (USA) to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that Credit Suisse (USA) may purchase insurance on behalf of any such director, officer, employee or agent.
Credit Suisse (USA)’s Amended and Restated Certificate of Incorporation provides in effect for the indemnification by Credit Suisse (USA) of each director and officer of Credit Suisse (USA).
Credit Suisse (USA) maintains directors’ and officers’ insurance.
Item 9.   Exhibits
Exhibit No.	Description
4.1	Senior Indenture, dated June 1, 2001, between Credit Suisse (USA) and the Trustee (incorporated by reference to Exhibit 4.1 to Credit Suisse First Boston (USA), Inc.’s Registration Statement on Form S-3 (No. 333-71850) filed on October 19, 2001).
4.2	First Supplemental Indenture, dated March 26, 2007, among Credit Suisse (USA), CS Group, Credit Suisse and the Trustee, to the Senior Indenture (incorporated by reference to Exhibit 4.52 to Post-Effective Amendment No. 1 to the Registrants’ Registration Statement on Form F-3 (No. 333-132936) filed on March 29, 2007).
4.3	Second Supplemental Indenture, dated as of , 2023, among Credit Suisse (USA), UBS Group AG, CS Group, Credit Suisse and the Trustee, to the Senior Indenture.*
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.*
5.2	Opinion of Homburger AG.*
5.3	Opinion of Sullivan & Cromwell LLP.*
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
23.2	Consent of Homburger AG (included in Exhibit 5.2).
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.3).
23.4	Consent of Ernst & Young Ltd., relating to UBS Group AG.
23.5	Consent of PricewaterhouseCoopers AG relating to CS Group.
23.6	Consent of PricewaterhouseCoopers AG relating to Credit Suisse.
24.1	Power of Attorney of Officers and Directors of UBS Group AG.
24.2	Powers of Attorney for Credit Suisse and Credit Suisse (USA) (included in the signature pages of this Registration Statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Senior Indenture, dated June 1, 2001, among Credit Suisse (USA) as successor to Credit Suisse First Boston (USA), Inc. and The Bank of New York Mellon as successor to The Chase Manhattan Bank, as trustee, as supplemented.
107	Filing Fee Table.

*
To be filed by amendment

Item 10.    Undertakings
The undersigned registrants (each, a “Registrant” and, together, the “Registrants”) hereby undertake:
1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by UBS Group AG or Credit Suisse pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)
In the case of UBS Group AG and Credit Suisse, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that UBS Group AG or Credit Suisse, as the case may be, includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by UBS Group AG or Credit Suisse, as the case may be, pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6)
That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.
Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.
Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

iv.
Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

7)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of UBS Group AG’s or Credit Suisse’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

9)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on the 6th day of June, 2023.
UBS GROUP AG
By:
/s/ David Kelly

Name:
David Kelly

Title:
Managing Director

By:
/s/ Ella Campi

Name:
Ella Campi

Title:
Executive Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 6th day of June, 2023.
Name	Title
* Lukas Gähwiler	Non-Executive Director and Vice Chairman
* Jeremy Anderson	Non-Executive Director and Senior Independent Director
* William C. Dudley	Non-Executive Director
* Patrick Firmenich	Non-Executive Director
* Mark Hughes	Non-Executive Director
* Nathalie Rachou	Non-Executive Director
* Dieter Wemmer	Non-Executive Director
* Sergio P. Ermotti	Group Chief Executive Officer
* Sarah Youngwood	Group Chief Financial Officer
* Christopher Castello	Group Controller and Chief Accounting Officer

*
David Kelly by signing his name hereto, does hereby sign this registration statement on behalf of the directors and officers of the registrant above in front of whose name asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the SEC.

By:
/s/ David Kelly

Name:
David Kelly

Title:
Managing Director, as Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the U.S. Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of UBS Group AG in the United States, on the 6th day of June, 2023.
By:	/s/ David Kelly Name: Title: David Kelly Managing Director	Authorized Representative in the United States

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on the 6th day of June, 2023.
CREDIT SUISSE AG
By:
/s/ Ulrich Körner

Name:
Ulrich Körner

Title:
Chief Executive Officer

By:
/s/ Dixit Joshi

Name:
Dixit Joshi

Title:
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dixit Joshi, Markus Diethelm, Claude Moser, Theis Wenke, Christopher Chadie and Barbara Nottebohm, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form F-3 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 6th day of June, 2023.
Name	Title
/s/ Ulrich Körner Ulrich Körner	Chief Executive Officer, Credit Suisse AG
/s/ Dixit Joshi Dixit Joshi	Chief Financial Officer (Principal Accounting Officer), Credit Suisse AG
/s/ Axel P. Lehmann Axel P. Lehmann	Chairman of the Board of Directors, Credit Suisse AG
/s/ Christian Gellerstad Christian Gellerstad	Vice Chair of the Board of Directors, Credit Suisse AG
/s/ Mirko Bianchi Mirko Bianchi	Director, Credit Suisse AG

Name	Title
/s/ Iris Bohnet Iris Bohnet	Director, Credit Suisse AG
/s/ Clare Brady Clare Brady	Director, Credit Suisse AG
/s/ Keyu Jin Keyu Jin	Director, Credit Suisse AG
/s/ Amanda Norton Amanda Norton	Director, Credit Suisse AG
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the following capacity on the 6th day of June, 2023.
CREDIT SUISSE (USA), INC.
By:	/s/ Barbara Nottebohm Name: Title: Barbara Nottebohm Acting General Counsel, Investment Bank	Authorized Representative in the United States

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of June, 2023.
CREDIT SUISSE (USA), INC.
By:
/s/ Frank T. D’ Alessio

Name:
Frank T. D’Alessio

Title:
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Claude Moser, Christopher Chadie and Barbara Nottebohm, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form F-3 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the on the 6th day of June, 2023.
Name	Title
/s/ Timothy Gerard Lyons Timothy Gerard Lyons	Director, President and Chief Executive Officer, Credit Suisse (USA), Inc.
/s/ Frank T. D’ Alessio Frank T. D’Alessio	Chief Financial Officer, Credit Suisse (USA), Inc.
/s/ Sergio Joseph Lupetin Sergio Joseph Lupetin	Controller, Credit Suisse (USA), Inc.
/s/ Blythe Masters Blythe Masters	Chairman of the Board of Directors, Credit Suisse (USA), Inc.
/s/ Bruce Richards Bruce Richards	Vice Chairman of the Board of Directors, Credit Suisse (USA), Inc.
/s/ Jerry Leamon Jerry Leamon	Director, Credit Suisse (USA), Inc.
David L. Miller	Director, Credit Suisse (USA), Inc.

Name	Title
Amanda Norton	Director, Credit Suisse (USA), Inc.
Michael J. Rongetti	Director, Credit Suisse (USA), Inc.
David Wildermuth	Director, Credit Suisse (USA), Inc.
/s/ Michael J. Ebert Michael J. Ebert	Director, Credit Suisse (USA), Inc.
/s/ Morris Applewhite Morris Applewhite	Director, Credit Suisse (USA), Inc.